EXHIBIT 99.1


FOR IMMEDIATE RELEASE

For further information contact:
Oryx Technology Corp.
Philip Micciche
(408) 979-2955


             ORYX TECHNOLOGY ANNOUNCES YEAR-END FISCAL 2003 RESULTS

SAN JOSE, CA (May 29, 2003) -- Oryx Technology Corporation (OTCBB: ORYX), a technology licensing, investment and management services company, today announced a net loss attributable to common stock of $438,000, or $0.24 per share, on revenues of $17,000 for the fourth quarter ended February 28, 2003. This compares to a net loss attributable to common stock of $544,000, or $0.30 per share, on revenues of $80,000 for the fourth quarter ended February 28, 2002. The net loss for the fourth quarter of this year includes $229,000 related to Oryx's investment in S2 Technologies, consisting of $164,000 for Oryx's pro-rata share of S2 Technologies losses and $65,000 for impairment losses. This compares to a loss of $290,000 resulting from Oryx's pro-rata share of its investment in S2 Technologies for the fourth quarter last year.

For the twelve months ended February 28, 2003, Oryx reported a net loss attributable to common stock of $2,082,000, or $1.14 per share, on revenues of $388,000. This compares to a net loss attributable to common stock of $1,472,000, or $0.85 per share, on revenues of $605,000 for the twelve months ended February 28, 2002. The net loss for the twelve months ended February 28, 2003 includes $787,000 for Oryx's pro-rata share of S2 Technologies losses and $412,000 for goodwill impairment losses. This compares to a loss of $814,000 resulting from Oryx's pro-rata share of its investment in S2 Technologies for the twelve months ended February 28, 2002. The results for the year ended February 28, 2003 include a reclassification of $110,000 loss from goodwill impairment to loss on investments related to the third quarter ended November 30, 2002.

Commenting on the year, Phil Micciche, President and Chief Executive Officer of Oryx, said, "fiscal 2003 was a very challenging period for our company, but there were certain events that support our belief in the long term value of our SurgX technology and investment in S2 Technologies. During calendar year 2002 shipments of SurgX products by our licensee exceeded 49 million units, which represent a 50% increase from the prior year. Current demand for our SurgX technology continues to grow and we were able to increase worldwide coverage for SurgX technology by broadening our non-exclusive SurgX license with IRISO from Japan only to worldwide. In addition, market validation for S2 Technologies' Stride Integration and

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

Test platform is progressing as one leading multinational corporation recently placed follow-on order of their initial purchase and an increasing number of OEMs are evaluating this platform. We also initiated actions to reduce our operating costs, allowing us to conserve cash and continue supporting S2 Technologies with additional investment funds.

At this time our royalty income does not to fully support our ongoing operating expenses and we are actively trying to raise between $600,000- $800,000 of additional capital. We believe that if we are successful in raising additional capital, this additional funding, combined with our expected royalty income, will be enough to fund our operations for a period of time sufficient for us to realize the value of our SurgX Technology and our investment in S2 Technologies" Micciche concluded.

Company Profile

Headquartered in San Jose, California, Oryx Technology Corporation is a technology licensing, investment and management service company with a proprietary portfolio of high technology products in surge protection. Oryx also provides management services to early-stage technology companies through its affiliate, Oryx Ventures, LLC. Oryx's common stock trades on the OTC Bulletin Board under the symbol ORYX.

Forward-Looking Statements

Certain of the matters discussed in this release are forward-looking and involve a number of risks and uncertainties. Oryx's actual results could differ materially from those described for a variety of factors. Such factors could include, but are not limited to, those discussed in "Risk Factors" and
"Management's Discussion and Analysis" in Oryx's Form 10-KSB/A filed for the fiscal year ended February 28, 2002, as well as those discussed elsewhere in other public filings made by Oryx with the Securities and Exchange Commission. Among the factors that could cause actual results to differ materially are the following: adverse changes in the specific markets for Oryx products, adverse business conditions, dependence on licensees of Oryx technology for the commercial success of new products, lack of success in technological advancement, management of cost controls and cash resources, need for additional financing and other factors.

                         - Financial Statements Follow -

                                    - more -

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

                           ORYX TECHNOLOGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                       Three Months Ended                       Year Ended
                                                               February 28,      February 28,        February 28,      February 28,
                                                                   2003              2002               2003              2002
                                                               -----------        -----------        -----------        -----------
Revenue:
   Services                                                    $      --          $    11,000        $    58,000        $   197,000
   Services to related parties                                       4,000             16,000             76,000             26,000
   Others                                                           13,000             53,000            254,000            382,000
                                                               -----------        -----------        -----------        -----------
                                                                    17,000             80,000            388,000            605,000
                                                               -----------        -----------        -----------        -----------

Cost of sales:
   Services                                                           --                8,000             42,000            133,000
   Services to related parties                                      14,000             25,000            104,000             33,000
   Others                                                             --                 --                 --               39,000
                                                               -----------        -----------        -----------        -----------
                                                                    14,000             33,000            146,000            205,000
                                                               -----------        -----------        -----------        -----------

    Gross profit                                                     3,000             47,000            242,000            400,000

Operating expenses:
   General and administrative                                      172,000            280,000            961,000          1,085,000
   Research and development                                         49,000             61,000            209,000            256,000
                                                               -----------        -----------        -----------        -----------
    Total operating expenses                                       221,000            341,000          1,170,000          1,341,000

Loss from operations                                              (218,000)          (294,000)          (928,000)          (941,000)

Interest income, net                                                 2,000              9,000             10,000             87,000
Loss on investments, net                                          (164,000)          (290,000)          (787,000)          (814,000)
Goodwill impairment                                                (65,000)              --             (412,000)              --
Other income (expenses)                                              7,000             31,000             37,000            198,000
                                                               -----------        -----------        -----------        -----------

Net loss                                                          (438,000)          (544,000)        (2,080,000)        (1,470,000)
Preferred stock dividends                                             --                 --               (2,000)            (2,000)
                                                               -----------        -----------        -----------        -----------
    Net loss attributable to Common Stock                      $  (438,000)       $  (544,000)       $(2,082,000)       $(1,472,000)
                                                               ===========        ===========        ===========        ===========

Basic and diluted net loss per common share                    $     (0.24)       $     (0.30)       $     (1.14)       $     (0.85)
                                                               ===========        ===========        ===========        ===========

Weighted average common shares used to
  compute basic and diluted net loss per share                   1,836,000          1,833,000          1,834,000          1,724,000
                                                               ===========        ===========        ===========        ===========

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

                              ORYX TECHNOLOGY CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEET

              Assets                                                                              February 28,         February 28,
                                                                                                      2003                 2002
                                                                                                   ------------        ------------
Current assets:
  Cash and cash equivalents                                                                        $    381,000        $  2,053,000
  Accounts receivable, net of allowance for doubtful
    accounts of $34,000 and $34,000                                                                       5,000              14,000
  Other current assets                                                                                   66,000             164,000
                                                                                                   ------------        ------------
    Total current assets                                                                                452,000           2,231,000

Property and equipment, net                                                                               8,000               6,000
Investments                                                                                             200,000             520,000
                                                                                                   ------------        ------------
                                                                                                   $    660,000        $  2,757,000
                                                                                                   ============        ============

              Liabilities, Mandatorily Redeemable Convertible
                  Preferred Stock and Stockholders' Equity

Current liabilities:
  Accounts payable                                                                                 $     12,000        $     10,000
  Accrued liabilities                                                                                   117,000             196,000
                                                                                                   ------------        ------------
    Total current liabilities                                                                           129,000             206,000


Series A 2% mandatorily convertible redeemable Preferred Stock $0.001 par value;
    3,000,000 shares authorized; 750 and 3,750 shares issued and outstanding
    at February 28, 2003 and 2002, respectively                                                          18,000              89,000

Stockholders' equity:
  Common Stock, $0.001 par value; 25,000,000 shares
    authorized; 1,836,335 and 1,832,834  issued and oustanding
    at February 28, 2003 and 2002, respectively                                                          18,000              18,000
Additional paid-in capital                                                                           26,266,000          26,133,000
Accumulated deficit                                                                                 (25,771,000)        (23,689,000)
                                                                                                   ------------        ------------
      Total stockholders' equity                                                                        513,000           2,462,000
                                                                                                   ------------        ------------
                                                                                                   $    660,000        $  2,757,000
                                                                                                   ============        ============

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